Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2015 Equity Incentive Plan, the 2015 Employee Stock Purchase Plan and the Officer and Director Share Purchase Plan of Avinger, Inc. of our report dated March 30, 2018, relating to the financial statements of Avinger, Inc. (the “Company”) appearing in the Company’s Annual Report in Amendment No. 1 to the Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

San Francisco, California
August 28, 2018